Exhibit 10.16

AMENDMENT TO THE
BPO MANAGEMENT SERVICES, INC.
2007 STOCK INCENTIVE PLAN

WHEREAS, the BPO Management Services, Inc. 2007 Stock Incentive Plan (the “Plan”) has been established by BPO Management Services, Inc., a Delaware corporation (the “Company”), effective upon its approval by the shareholders of the Company; and

WHEREAS, the shareholders of the Company approved the Plan in June 2007; and

WHEREAS, the Board of Directors and the shareholders of the Company have approved this Amendment to the Plan to be effective as of December 29, 2008;

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 3.1 of the Plan is deleted, and the following Section 3.1 is substituted in lieu thereof:

3.1
Number of Shares. Subject to the adjustment provisions of Section 5.10, the Share Limitation shall be 12,300,000 Shares. No Options to purchase fractional Shares shall be granted or issued under the Plan. For purposes of this Section 3.1, the Shares that shall be counted toward the Share Limitation shall include all Shares issued or issuable pursuant to Options that have been or may be exercised.

IN WITNESS WHEREOF, BPO Management Services, Inc., acting by and through its officer hereunto duly authorized, has executed this instrument to be effective December 29, 2008.

BPO MANAGEMENT SERVICES, INC.
By: /s/ James Cortens
Name: James Cortens
Title: Secretary

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